Exhibit 99.4

PRESS RELEASE
FOR IMMEDIATE RELEASE
Willbros Group Agrees to Acquire InfrastruX Group, Inc. in $480 Million Transaction
•	Willbros gains leadership position in the fast-growing, over $56 billion market for electric transmission and distribution

•	Stock and cash deal expected to be accretive to EPS in 2011
HOUSTON, TX, MARCH 11, 2010 — Willbros Group, Inc. (NYSE: WG) today announced an agreement to acquire InfrastruX Group, Inc., a leading national provider of electric power and natural gas transmission and distribution infrastructure services. The acquisition creates an engineering and construction service provider with leadership positions in the global natural gas infrastructure markets as well as the fast-growing electric power transmission and distribution (T&D) markets in North America.
Under the agreement, stockholders of privately held InfrastruX will receive cash of $360 million and 7.9 million in new Willbros shares, amounting to approximately 19.9 percent of outstanding Willbros shares or $120 million, based on the Willbros 10-day average closing stock price as of March 10, 2010. In addition, InfrastruX stockholders will be eligible for contingent earn-out payments of up to $125 million in the aggregate. Those earn-out payments begin as EBITDA for the InfrastruX business exceeds $69.8 million in 2010 and $80.0 million in 2011.
“This exciting opportunity gives Willbros a leadership position in the fast-growing markets for electricity transmission and distribution services. It advances our strategy to diversify our exposure from solely the hydrocarbon value chain to fast-growing markets that draw on our core competencies in project management, engineering, construction and maintenance. It also adds to our scale at a time customers are seeking partners with greater financial strength, broader operational capabilities and wider geographic footprints,” said Randy Harl, Willbros President and Chief Executive Officer. “The value of this deal reflects our expectations of EBITDA growth in the InfrastruX business, which are supported by the $474 million backlog of InfrastruX contract awards.”
Willbros expects 2010 diluted earnings per share, on a pre-acquisition basis, to be in a range of $0.40 to $0.50, based on revenue of $1.0 to $1.2 billion. On a pro forma basis, including both the pre-acquisition business and InfrastruX, Willbros expects the combined entity to generate revenue in 2010 of $1.7 to $2.0 billion, with earnings in a range of $0.20 to $0.30 per diluted share. This annual proforma result is expected to include pre-tax costs associated with the transaction of approximately $11.0 million, or $0.15 per diluted share, and amortization of $21 million, or $0.28 per share, of intangible assets acquired. Company management expects the acquisition to become accretive to quarterly earnings per share

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PRESS RELEASE
during 2011. These expectations do not include the benefits of revenue or cost-saving synergies.
The combination will position Willbros as a leader in three attractive end markets for engineering, construction, maintenance and life-cycle extension services: hydrocarbon infrastructure, including natural gas pipelines; refining and processing plants; and the North American electric power transmission and distribution market, which is forecasted to attract in excess of $56 billion in capital investment over the next 12 years. The electric power T&D businesses would have accounted for 25% of Willbros’ pro forma 2009 revenues, while revenues from Willbros’ legacy Upstream businesses would have accounted for 52% of pro forma 2009 revenues compared with 78% of actual 2009 revenues.
InfrastruX will operate as a separate segment of Willbros. This will reduce the integration risk and keep intact the InfrastruX management team, which has agreed to continue in the new Electric Transmission & Distribution Segment, led by President and CEO Michael Lennon.
Significant cross-selling opportunities are expected to arise from the companies’ complementary client and service bases. Although primarily engaged in the electric power T&D market, InfrastruX also provides natural gas infrastructure services that focus on the smaller-diameter pipeline market; this is expected to complement Willbros’ business in large-diameter cross-country pipelines. InfrastruX has a significant presence in geographic areas which Willbros has targeted for growth, such as the Marcellus shale region, where Willbros is expanding its engineering presence and providing services to a major alliance partner.
“Willbros is the ideal partner to allow the InfrastruX team to continue its efforts to capitalize on our large growth opportunities, particularly in the electric transmission and distribution markets,” said Infrastrux President and CEO Michael Lennon. “We believe our organization will benefit from Willbros’ financial liquidity and flexibility and will thrive as we begin to market ourselves under the strong and respected Willbros brand.”
Mr. Harl commented, “This transaction is consistent with the strategies we have pursued since 2006 to grow through diversification of our service offerings and leverage our capabilities beyond the hydrocarbon value chain. We are gaining critical mass and scale in our businesses with a broader range of services, long-term customer alliances, and access to another large and growing market. In addition, we have been able to maintain our balance-sheet strength and financial flexibility so we will be positioned to continue our growth and to pursue other opportunities as we move forward in an improving economy.”
Willbros will finance the transaction with a combination of new common stock and cash. The cash consideration will be provided from existing cash on the Willbros balance sheet and new committed financing from a syndicate of banks. The new financing will consist of a three year $175 million revolving credit facility and a four year $300 million term loan.

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CONTACT:
	Michael W. Collier	Connie Dever
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PRESS RELEASE
In conjunction with the transaction, Willbros has received the consent of the holders of a majority in aggregate principal amount of its 6.5% Convertible Senior Notes due 2012 to certain amendments to the indenture for the Notes. The amendments provide that certain restrictions on Willbros’ ability to incur indebtedness will not apply to up to $300 million of borrowings made to finance the cash portion of the purchase price for the acquisition. In connection with these amendments, Willbros will make a one-time payment, as special interest, equal to 4% of the principal amount of the Notes to the holders of the Notes five business days after the closing of the acquisition.
The transaction is expected to close in the second quarter 2010, subject to regulatory approvals and customary closing conditions.
Goldman, Sachs & Co. is acting as Willbros’ financial advisor. Conner & Winters, LLP is serving as Willbros’ legal advisor. Financial advisors for InfrastruX were UBS Securities LLC and Credit Suisse Securities (USA) LLC. Latham & Watkins LLP is serving as InfrastruX’ legal advisor.
Conference Call
A slide presentation that describes the transaction is available on the investor section of the Company’s web site: www.willbros.com
In conjunction with this release, Willbros has scheduled a conference call, which will be broadcast live over the Internet on Thursday, March 11, 2010 at 9:00 a.m. Eastern Time (8:00 a.m. Central).

What:	Willbros Group, Inc. Fourth Quarter and Full Year 2009 Earnings Conference Call

When:	Thursday, March 11, 2010 – 9:00 a.m. Eastern Time

Where:	Live via phone by dialing 888-277-7138 or 913-312-1477, passcode 1845874, and asking for the Willbros call at least 10 minutes prior to the start time.

Where:	Live over the Internet by logging onto www.willbros.com on the home page under Events.
About InfrastruX Group, Inc.
InfrastruX Group, Inc. is a national provider of transmission and distribution maintenance and construction solutions since 2000, providing services from regional centers in the U.S. South Central, Midwest and East Coast, with a skilled workforce of over 4,400 employees. For more information on Infrastrux, visit www.infrastrux.com.
About Willbros Group, Inc.
Willbros Group, Inc. is an independent contractor serving the oil, gas, power, refining and petrochemical industries, providing engineering, construction, turnaround, maintenance, life cycle extension services

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CONTACT:
	Michael W. Collier	Connie Dever
	Vice President Investor Relations	Director Strategic Planning
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713-403-8038

PRESS RELEASE
and facilities development and operations services to industry and government entities worldwide. For more information on Willbros, please visit our web site at www.willbros.com.
Safe Harbor for Forward-Looking Statements
This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including the potential for investigations; additional disruptions to the global credit markets; the current global recession; fines and penalties by government agencies; the identification of one or more other issues that require restatement of one or more prior period financial statements; the existence of material weaknesses in internal controls over financial reporting; changes in incentives for renewable power generation; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to introduce new services to the markets served; ability to remain in compliance with, or obtain waivers under, the Company’s loan agreements and indentures; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand, impediments to the construction of new transmission facilities; the amount and location of planned pipelines, the refinery crack spread and planned refinery outages and upgrades, the effective tax rate of the different countries where the work is being conducted, development trends of the oil, gas, power, refining and petrochemical industries; regulatory impediments to the disposal of water used in well stimulation processes; changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.
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WILLBROS		4 of 4
CONTACT:
	Michael W. Collier	Connie Dever
	Vice President Investor Relations	Director Strategic Planning
	Sales & Marketing	Willbros
A Good Job On Time	Willbros	713-403-8035
713-403-8038